                                                                   EXHIBIT 10.18


DISTRIBUTOR Name:                        BSQUARE CORPORATION
MS Agreement Number:                     *
Effective Date:                          OCTOBER 1, 2005
Expiration Date:                         SEPTEMBER 30, 2006
Distributor's MS ID Number:              *
Territory:                               *


MICROSOFT OEM DISTRIBUTION AGREEMENT FOR SOFTWARE PRODUCTS FOR EMBEDDED SYSTEMS

This MICROSOFT OEM DISTRIBUTION AGREEMENT FOR SOFTWARE PRODUCTS FOR EMBEDDED SYSTEMS ("Agreement") is made and entered into as of the effective date set forth above ("Effective Date"), by and between MICROSOFT LICENSING, GP ("MS") and the company identified below ("DISTRIBUTOR") as of the Effective Date.

This Agreement consists of the following:

- this Signature Page

- Addresses Schedule

- General Terms and Conditions

- Performance Rebate Program Schedule

- OEM Volume Royalty Program Schedule

- Use of MOO and ECE Schedule

- Virtual Warehouses Schedule

By signing below, DISTRIBUTOR represents and warrants that the information DISTRIBUTOR provides below and on each of the attached forms is accurate, and that DISTRIBUTOR has read and understood, and will act in accordance with, all of the terms set forth in the attached documents.

MICROSOFT LICENSING, GP                      BSQUARE CORPORATION
A general partnership organized
under the laws of: State of Nevada, USA      A company organized under the laws
                                             of:
                                             WASHINGTON, USA


By:                                          By:    /s/ Brian T. Crowley
     _______________________________              ______________________________
      (signature)                                  (signature)


Name:                                        Name:  BRIAN T. CROWLEY
     ________________________________             ______________________________
           (printed)                               (printed)


Title:                                       Title: PRESIDENT & CEO
     ________________________________             ______________________________
          (printed)                                (printed)

Date:                                        Date: 8 - 3 - 5
     ________________________________             ______________________________


Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested                                   Form 2.8.48
                                                     Document Tracking Number: *

                               ADDRESSES SCHEDULE

                       SHIPPING, BILLING, REBATES, SUPPORT

DISTRIBUTOR "SHIP TO" ADDRESS                    DISTRIBUTOR BILLING ADDRESS

*                                                 *
BSQUARE CORPORATION                               *
110 110th Ave. N.E.                               BSQUARE CORPORATION
Suite 200                                         110 110th Ave. N.E.
Bellevue, WA 98004                                Suite 200
UNITED STATES                                     Bellevue, WA 98004
                                                  UNITED STATES
Telephone: *
Fax: *                                            Telephone: *
E-mail: *                                         Fax: *
                                                  E-mail: *


DISTRIBUTOR "MS EMBEDDED ADMINISTRATOR CONTACT"

ADDRESS                                    DISTRIBUTOR TECHNICAL SUPPORT NUMBER

*                                                       425-519-5900
*

                                     PAYMENT

DISTRIBUTOR shall include applicable MS invoice number(s) on all Payments

SEND PAYMENTS VIA WIRE TRANSFER ONLY TO:

Microsoft Licensing, GP

*
*
*
*
*
*
*

Or to such other address or account as MS may specify from time to time.



                                        2
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

                     DISTRIBUTOR "MOO AND ECE ADMINISTRATOR"

DISTRIBUTOR designates as its ECE and MOO Customer Administrator(s) the following individual(s).

1.      ECE and MOO Customer Administrator Name:
        *
        *
        BSQUARE CORPORATION
        110 110th Ave. N.E.
        Suite 200
        Bellevue, WA 98004
        UNITED STATES

        Telephone: *
        Fax: *
        E-mail: *

2.      *
        BSQUARE CORPORATION
        10525 Vista Sorrento Parkway
        Suite 100
        San Diego, CA 92121
        UNITED STATES

        Telephone: *
        Fax: *
        E-mail: *



                                     NOTICES

Any written notices related to this Agreement must be addressed to the contact and locations outlined below, or such other contact or addresses as either party may hereafter specify in writing.

DISTRIBUTOR INFORMATION                              MS INFORMATION
*                                                       Microsoft Licensing, GP
*                                                       *
BSQUARE CORPORATION                                     *
110 110th Ave. N.E.                                     *
Suite 200                                               Attention:  *
Bellevue, WA 98004                                      Phone Number:  *
UNITED STATES                                           Fax Number:  *

Telephone: *
Fax: *
E-mail: *


                                        3
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

WITH A COPY TO:                                COPIES OF ALL DISTRIBUTOR NOTICES
                                               SHALL BE SENT TO:

                                               Microsoft Corporation

                                               *
                                               *
                                               Attention: *
                                               Re:  *

                                               With an additional copy to:
                                               Microsoft Corporation

                                               *
                                               *
                                               Attention:   *





                                        4
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

                          GENERAL TERMS AND CONDITIONS


1.  DEFINITIONS.

"Additional Licensing Provisions for MS Distributor" means licensing terms and conditions for the Licensed Product as set forth by MS in the Royalty Rate List. "Additional Licensing Provisions for OEM Customer" means licensing terms and conditions for the Licensed Product as set forth by MS on the "Additional Licensing Provisions" label affixed to the Runtime License package. Courtesy copies of the Additional Licensing Provisions for OEM Customer are available on the ECE; however, in case of conflicting or inconsistent terms between the Additional Licensing Provisions for OEM Customer set forth on the Runtime License packaging and the courtesy text on the ECE, the former shall control.

"Additional Rights Agreement" means a supplemental agreement that describes such additional OEM Customer rights as MS may identify from time to time (for example, Microsoft OEM Customer License Agreement For Use Of Third Party Installer).

"Associated Product Materials" or "APM" means materials as MS shall designate from time to time that are acquired from an Authorized Replicator, such as COAs, the end user manual, recovery media, and external media.

"Authorized Replicator" or "AR" means an MS-authorized supplier of Licensed Products. A listing of ARs may be posted at the ECE, and such listing may be updated by MS from time to time. MS will make commercially reasonable efforts to provide prior notice to DISTRIBUTOR of the termination of an AR's authorization to supply Licensed Products.

"Benefits" has the meaning specified in Section 16(h).

"Certificate of Authenticity" or "COA" means a non-removable sticker designated by MS which is specific to the Licensed Product. "Claim" has the meaning specified in Section 12(a).

"CVC" means the customer value chain, a customer relationship management system that tracks the progress of prospective customers through a structured sales lifecycle. DISTRIBUTORS access the system through the following URL:. *

"Embedded Application" means industry- or task-specific software programs and/or functionality, not generally available to consumers, that (i) provide the primary functionality of the Embedded System, (ii) are designed to meet the functionality requirements of the specific industry into which the Embedded System is being marketed, and (iii) offer significant functionality in addition to the Licensed Product software.

"Embedded System" means an OEM Customer's computer system or computing device that (i) is based on the Licensed Product(s), (ii) utilizes not more than 2 central processor units, (iii) is designed for use with an Embedded Application, (iv) is not marketed as general purpose personal computing device, and (v) is not useable as a commercially viable substitute for a general purpose computing device such as a personal computer or multi-function server.

"Force Majeure" has the meaning specified in Section 22(f).

"Included Jurisdictions" means Australia, Canada, the European Union, Japan, Norway, Switzerland and the United States.


"Image" means the Licensed Product binaries and the OEM Customer's binaries (including, without limitation, an Embedded Application) that are installed on the Embedded System.

"Indemnifiable Payments" has the meaning specified in Section 16(h).

"Licensed Product" means the Microsoft product(s) identified as licensed in the Product Viewer Tool within MOO and in the form as available to DISTRIBUTOR from an AR and/or a MS affiliate for redistribution to OEM Customers. A Licensed Product may include APM, software, tools, utilities and related documentation and/or other items identified by MS as components of the Licensed Product.

"Material Discrepancy" has the meaning specified in Section 18(c).

"Minimum Requirements" means *

"Mobile and Embedded Communications Extranet" or "ECE" means the web site located at * (or such successor URL as MS may designate from time to time). DISTRIBUTOR's user name and initial password for the ECE will be sent to the ECE and MOO Administrator email address provided by DISTRIBUTOR in the Notices section of the Addresses Schedule.

"MS OEM Online" or "MOO" means the Internet site located at * (or such successor URL as MS may designate from time to time) accessed and used by DISTRIBUTOR in connection with certain aspects of its performance under this Agreement.

"MS Representative" means MS, Suppliers and/or their respective officers, employees and agents.

"MSCORP" means Microsoft Corporation, a general partner or the direct or indirect parent of MS, as applicable.

"OEM Customer" means an original equipment manufacturer of one or more Embedded Systems that (i) has signed a current OEM Customer Agreement provided by DISTRIBUTOR or for which DISTRIBUTOR has received verification of current OEM Customer status from MS, and (ii) is located within the Territory.

"OEM Customer Agreement" means the pre-printed, serialized OEM Customer License Agreement for Embedded Systems as made available by MS from time to time. For additional information on the OEM Customer Agreement, DISTRIBUTOR should contact its Microsoft account manager.

"OEM Volume Royalty Program" has the meaning specified in OEM Volume Royalty Schedule. "Product Viewer Tool" means the Microsoft OEM Online Product Viewer, a search tool that allows users to search for MS part numbers, and bills of materials for Licensed Products that are associated with active OEM Customer Agreements.

"Quarterly Review Date" has the meaning specified in Section 22(h) (iii).

"Royalty Rate List" means the list of royalty-bearing Licensed Products, corresponding royalty rates, Additional Licensing Provisions for MS Distributor and other information that MS provides as part of the Royalty Rate List.

"Recovery Image" means a copy of the Image as originally installed on the Embedded System that may be used to reinstall such Image.



                                        5
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

"Resource Guide" means the Microsoft Embedded Distributor Resource Guide, which is the guide provided by MS in connection with the Agreement and published on the ECE. The Resource Guide contains general licensing, operational and product ordering information. MS reserves the right to modify the Resource Guide with 60 days notice.

"Runtime License" means a license to distribute a single Image on an Embedded System.

"Suppliers" means MSCORP and other licensors or suppliers of the Licensed Product or portions thereof.

"Supplemental Code" means additional or replacement code of any portion of a Licensed Product as MS may provide access to DISTRIBUTOR from time to time. Any additional license rights or limitations related to the Supplemental Code will be described in the Additional Licensing Provisions for OEM Customer or in the applicable EULA provided when the Supplemental Code is downloaded from ECE by the OEM Customer.

"Territory" means the specific country(s) or region(s) of the world set forth on the Signature Page into or within which DISTRIBUTOR may distribute the Licensed Product. Additional countries may be added to the Territory upon approval by DISTRIBUTOR's MS regional channel manager, and subsequent updates have been made to MOO.

"Third Party Installer" means a third party entity approved by MS in writing to perform certain activities for OEM Customer(s).

"Update Image" means an Image that consists of an updated version of the Licensed Product binaries (or the previously distributed version thereof) and an updated version of the OEM Customer's binaries (or the previously distributed version thereof).

"VAT Number" means Value Added Tax or sales tax number.

"Virtual Warehouse" means an offsite warehouse (approved by MS in writing) for Licensed Products established by DISTRIBUTOR in accordance with the Virtual Warehouse schedule.

2. LICENSE GRANT AND LIMITATIONS.
   ------------------------------

(a) Subject to all terms and conditions of this Agreement, MS grants to DISTRIBUTOR a non-exclusive, limited license to distribute Licensed Product(s) into or within the Territory only to OEM Customers, Third Party Installers, and Virtual Warehouses, and other entities that MS may authorize in writing to DISTRIBUTOR, provided that DISTRIBUTOR shall:

        (i) order and acquire from an AR or MS Affiliate only Licensed Products listed on the Product Viewer Tool;

        (ii) if MS has removed a Licensed Product from the Product Viewer Tool, only continue to distribute the Licensed Product until the earlier of:

        (A) DISTRIBUTOR's inventory of the Licensed Product is exhausted;

        (B) a final shipment date from DISTRIBUTOR to its OEM Customers is set or advised by MS; or

        (C) termination or expiration of this Agreement;

        (iii) accept orders from OEM Customers, MS approved Third Party Installers, and third party procurement companies;

        (iv) distribute the Licensed Product in the unopened form/packaging as received from the AR and/or MS Affiliate and only to OEM Customers, Third Party Installers, and Virtual Warehouses, but not to third party procurement companies;

    (v)  not modify or delete the contents or packaging of the Licensed Product;

        (vi) track the COA serial numbers distributed to OEM Customers, Third Party Installers, and Virtual Warehouses and submit such information to MS upon request;

        (vii) maintain a level of security sufficient to prevent loss or unauthorized distribution of Licensed Product (including COAs and other APM). In the event DISTRIBUTOR fails to account for distribution of Licensed Product delivered to DISTRIBUTOR, DISTRIBUTOR shall pay MS in US Dollars for such missing Licensed Product in accordance with the terms set forth in Section 4(k) below, less undistributed Licensed Product that can be shown to the reasonable satisfaction of MS to have been destroyed due to a Force Majeure event; and

        (viii) order and acquire from an AR on behalf of OEM Customers, and deliver to such OEM Customer, Recovery Images and Update Images that are based on Licensed Products listed on the then current Royalty Rate List.

(b) DISTRIBUTOR shall not provide to OEM Customer any document, information or contractual provisions that contradict, conflict with or purport to supersede the terms and conditions of the OEM Customer Agreement, any Additional Rights Agreement or the Additional Licensing Provisions for OEM Customer.

(c) DISTRIBUTOR shall comply with the Additional Licensing Provisions for MS Distributor set forth in the Royalty Rate List.

(d) DISTRIBUTOR shall perform the following steps for each potential OEM Customer as a function of its role in the licensing process. DISTRIBUTOR shall:

        (i) ensure that it uses the most current forms of the OEM Customer Agreement and any Additional Rights Agreement(s) made available by MS to provide additional rights to the OEM Customer;

        (ii) notify each potential OEM Customer that only an authorized signatory of the prospective OEM Customer may execute the OEM Customer Agreement, or any Additional Rights Agreement;

        (iii) provide the OEM Customer a courtesy copy of all Additional Licensing Provisions for OEM Customer as posted on ECE before the OEM Customer first acquires any Licensed Product;

        (iv) verify that (A) the information provided by the potential OEM Customer is complete and correct, (B) no changes or alterations have been made to the OEM Customer Agreement or any Additional Rights Agreement, and (C) each such agreement has been properly completed and executed by an authorized representative of the potential OEM Customer;

        (v) comply with the instructions regarding Additional Rights Agreement(s) described in the Resource Guide if the OEM Customer requests Additional Rights Agreement(s) from DISTRIBUTOR;

        (vi) provide Recovery Images and Update Images to OEM Customers as received from an AR and in accordance with the Resource Guide;

        (vii) provide Supplemental Code on external media as received from an AR and any related Additional Licensing Provisions for OEM Customer only in the manner set forth in the applicable Supplemental Code letter from MS; and

        (viii) at the end of each business week, express mail to MS both OEM Customer-signed originals of the OEM Customer


                                        6
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

Agreements and any Additional Rights Agreements returned to DISTRIBUTOR during the previous week, provided that each such OEM Customer is located in the Territory.

(e) MS agrees that between the time DISTRIBUTOR obtains the OEM Customer's signature on the OEM Customer Agreement and such date as MS countersigns (i) DISTRIBUTOR may distribute Licensed Product(s) to the OEM Customer and (ii) as between MS and DISTRIBUTOR, the OEM Customer Agreement shall be deemed countersigned by MS.

(f) DISTRIBUTOR shall instruct each OEM Customer that the OEM Customer may only distribute Licensed Product(s) (including APM):

        (i) with the OEM Customer's Embedded Systems; (ii) that were obtained by the OEM Customer directly from an MS- authorized distributor; and (iii) in accordance with the OEM Customer Agreement.

(g) DISTRIBUTOR shall instruct each OEM Customer that the OEM Customer may only distribute Recovery Images:

        (i) on external media included with the Embedded System or via COMPANY's restricted website as a download;

        (ii) together with additional software, provided that such additional software is necessary for the installation or operation of the Recovery Image, and provided that OEM Customer owns or maintains effective licenses for such additional software; and

        (iii) in accordance with the OEM Customer Agreement.

(h) DISTRIBUTOR shall not remove or obscure any copyright, trademark or patent notices that appear on the Licensed Product as delivered to DISTRIBUTOR.

(i) DISTRIBUTOR shall not use any name or trademark confusingly similar to or undertake any other action that will interfere with or diminish MS' or MSCORP's right, title or interest in, any Licensed Product trademark(s) or trade name(s), and will comply with reasonable guidelines provided by MSCORP from time to time for reference to, and use of, such Licensed Product mark(s) or name(s).

(j) DISTRIBUTOR shall not use or display any logo of MS or its Suppliers (including without limitation any stylized representation of the Microsoft name used by MS or MSCORP or any Licensed Product name or logo) in DISTRIBUTOR's materials or packaging unless authorized in a logo license between DISTRIBUTOR and MS or its Suppliers.

To obtain additional information regarding availability of logo(s) and logo licenses, DISTRIBUTOR should contact its MS account manager.

(k) Upon notice from MS, DISTRIBUTOR shall promptly discontinue distribution of Licensed Product to an OEM Customer or to a potential customer. DISTRIBUTOR shall cooperate with MS in investigating instances of distribution of Licensed Product(s) in violation of this Section 2 and make reasonably commercial efforts to retrieve any Licensed Product(s) previously distributed to the OEM Customer or potential customer.

(l) DISTRIBUTOR shall not reverse engineer, decompile or disassemble any Licensed Product except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation. To the extent applicable legislation implementing Article 6 of the European Community's Directive for the Legal Protection of Computer Programs, OJL 122/42 (17 May 1991 (the "Directive") may provide COMPANY the right to decompile the Product or OPK software in order to obtain information necessary to achieve the interoperability of an independently created computer program, prior to exercising any such possible rights under the Directive COMPANY agrees to (i) first notify MS of COMPANY's good faith belief that information necessary to achieve the interoperability of an independently created computer program is not otherwise available and that decompilation is indispensable within the meaning of the Directive; and (ii) provide MS with a commercially reasonable amount of time to respond to COMPANY regarding the foregoing assertions.

(m) MS reserves all rights not expressly granted in this Agreement.

(n) DISTRIBUTOR shall make no representation, nor any express or implied warranty to third parties (including, without limitation, to any OEM Customer or end users), on behalf of MS. DISTRIBUTOR shall defend, indemnify and hold MS and its Suppliers harmless against all damages and costs, including reasonable attorneys' fees that MS and its Suppliers incur in connection with any warranty or representation by DISTRIBUTOR.

(o) This Agreement does not give DISTRIBUTOR title to any Licensed Product, packaging, papers, materials, and/or other property of MS related to a Licensed Product. In particular:

        (i) MS has and will retain title to all Licensed Product (and related papers and materials) from the time that the Licensed Product is acquired by DISTRIBUTOR from ARs and MS Affiliates until DISTRIBUTOR distributes the Licensed Products in compliance with the Agreement.

        (ii) As MS owns all Licensed Product(s) in the possession and control of DISTRIBUTOR (including inventory held in a Virtual Warehouse), MS may take possession of or destroy all Licensed Product inventory (and related papers and materials) when this Agreement expires or is canceled, or after the final shipment date as set forth in Section 2(a)(ii)(B), even if an intervening bankruptcy or insolvency case is filed by or against DISTRIBUTOR or a receiver or trustee is appointed to operate or liquidate DISTRIBUTOR.

        (iii) In no circumstances will any receiver or trustee of DISTRIBUTOR be entitled to sell or distribute any Licensed Product obtained by DISTRIBUTOR pursuant to the Agreement except in strict compliance with the terms of the Agreement, and only with the express written consent of MS.

(p) Unless otherwise provided in writing from MS, DISTRIBUTOR may not deliver APM to any other distributor who has an effective Microsoft OEM Distribution Agreement for Software Products for Embedded Systems. Upon written approval to do so, DISTRIBUTOR will follow the reporting provisions for the deliveries as specified therein.

(q) DISTRIBUTOR agrees that it has received and reviewed a courtesy copy of the Minimum Requirements (if applicable in the Territory). DISTRIBUTOR further agrees to achieve and maintain compliance with the Minimum Requirements (if applicable in the Territory) within * days of the Effective Date.

3.  ROYALTY RATE LIST.
    -----------------

(a) At least *days prior to the first day of each month, MS will post on the ECE, or provide to DISTRIBUTOR by electronic notice (email) or written notice, or such other website as MS may designate from time to time, the Royalty Rate List for the upcoming month.

                                       7
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

(b) MS may modify the Royalty Rate List upon notice to DISTRIBUTOR. Submission of Licensed Product orders to AR(s) or distribution of Licensed Product after the effective date of any modifications to the Royalty Rate List shall constitute DISTRIBUTOR's acceptance of such modifications. New royalty rates will be effective upon such notice or on the date specified on the Royalty Rate List.

(c) The royalty rate(s) and Additional Licensing Provisions for MS Distributor for any Licensed Product removed from the Royalty Rate List shall be as stated on the last Royalty Rate List that included the Licensed Product.

(d) If DISTRIBUTOR elects to participate in the OEM Volume Royalty Program as described in the OEM Volume Royalty Schedule, DISTRIBUTOR shall comply with the terms and conditions set forth in the OEM Volume Royalty Program Schedule, or in any fully executed side letter agreement between the parties.

4.  REPORTS AND PAYMENTS.
    --------------------

(a) DISTRIBUTOR agrees that it will maintain a tracking system for a period of *years after the expiration or termination of this Agreement, which allows for complete tracking of shipments by:

        (i) Licensed Product - including quantity, COA sticker serial numbers, shipment dates, and APM. Upon MS request, DISTRIBUTOR will provide a reconciliation that will account for beginning and ending COA inventory, Licensed Product and APM inventory, acquisitions from ARs and MS Affiliates, distribution to OEM Customers, Third Party Installers, and Virtual Warehouses, customer returns, and COAs, Licensed Product and APM that cannot be distributed for any reason;

        (ii) OEM Customer - including contact name, address, and telephone number, and OEM Customer Agreement number. DISTRIBUTOR shall take all steps necessary to ensure that DISTRIBUTOR's collection and provision of information as required by the Resource Guide is in compliance with all applicable national data protection laws.

(b) DISTRIBUTOR shall ensure that all reports submitted by DISTRIBUTOR to MS under this Agreement: (i) are accurate and complete, (ii) are in compliance with the requirements set forth in the Resource Guide, and (iii) if applicable in the Territory, are in compliance with the Minimum Requirements

(c) Within *days after the end of each calendar month, and *days after the termination or expiration date of this Agreement for the final full or partial month, DISTRIBUTOR shall complete and electronically submit a sales-out report, in accordance with the Resource Guide.

(d) (i) For each calendar month, DISTRIBUTOR shall remit payment(s) to MS as specified in the Payment and Reporting section of the Addresses Schedule. Subject to applicable law, a *% monthly charge will be assessed on all amounts that are past due.

        (ii) If MS is required by any tax authority to collect value added tax or other transactions tax on royalties, MS will include the tax on its invoice and DISTRIBUTOR must pay the amount in full.

        (iii) All payments must be in U.S. dollars and amounts owed will not be satisfied by a tender or any recovery pursuant to any judgment that is expressed in or converted by MS to any currency other than the full amount of U.S. dollars payable under this Agreement.

(e) For each unit of Licensed Product distributed by DISTRIBUTOR, DISTRIBUTOR agrees to pay MS in US Dollars the royalty rates set forth in the Royalty Rate List in effect during the month in which Licensed Product is shipped by DISTRIBUTOR. DISTRIBUTOR shall pay royalties within * days after the end of each calendar month in which Licensed Product was shipped. DISTRIBUTOR shall pay royalties within * days after the termination or expiration date of this Agreement for all Licensed Product distributed in the final full or partial month, as well as all inventory remaining in all Virtual Warehouses.

(f) Upon request by MS, DISTRIBUTOR shall provide MS with DISTRIBUTOR's current audited financial statements. After review of DISTRIBUTOR's financial condition, payment history and overall credit worthiness, MS may require any combination of the following payment assurances:

        (i) An initial payment amount equal to the estimated Licensed Product royalties for the first calendar quarter of the Agreement. DISTRIBUTOR may not recoup such initial payment amount against royalties due to MS or apply it against payments to any AR. If DISTRIBUTOR has complied with all material terms of this Agreement when it expires, MS will refund the initial payment amount (net of amounts due MS) within 45 days of DISTRIBUTOR's final royalty report and payment for Licensed Products distributed during the term of this Agreement. Until any required deposit amount is received and accepted by MS, MS may suspend DISTRIBUTOR's right to (A) place orders by notifying the ARs and/or (B) deliver packages; or

        (ii) a third party guarantee, performance bond, letter of credit, prepayment of royalties, or other security; or

        (iii) periodic updated financial statements; or

        (iv) written assurances of due performance.

Until the payment assurances are received and acceptable to MS, MS may suspend DISTRIBUTOR's license rights or require ARs to refuse to fill DISTRIBUTOR's orders. MS reserves the right to review DISTRIBUTOR's financial condition, payment history, and overall credit worthiness during the term of this Agreement. DISTRIBUTOR's acceptance of this Agreement specifically authorizes MS to access any credit bureaus or agencies to inquire about DISTRIBUTOR's financial condition.

(g) DISTRIBUTOR's obligations to pay MS royalties and to pay charges from ARs are unconditional. For the first noncompliant payment, DISTRIBUTOR will have an additional * days from MS' notice thereof to correct the problem. After the second noncompliant payment, MS may invoice DISTRIBUTOR monthly based on reports submitted to MS by the AR(s). If DISTRIBUTOR does not meet MS payment terms, MS may, without limiting its remedies, do any of the following:

        (i) require the AR to suspend all pending DISTRIBUTOR orders; or

        (ii) terminate this Agreement.

(h) If DISTRIBUTOR discovers an over-reporting error, DISTRIBUTOR shall report the error to MS in writing within 2 calendar months after the end of the calendar month in which the Licensed Product was distributed to be eligible for an adjustment of the royalty amount paid to MS.

(i) MS may require ARs to refuse or limit orders placed by DISTRIBUTOR that, in MS' sole opinion, are in quantities greater than DISTRIBUTOR will be able to distribute or make timely payment for in compliance with this Agreement.


                                        8
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

(j) Royalties are separate from, and in addition to, any charges by the AR for Licensed Products ordered by DISTRIBUTOR. Royalties also exclude any taxes, duties, fees, excises or tariffs imposed on any of DISTRIBUTOR's activities in connection with this Agreement. Such charges, taxes, duties, fees, excises or tariffs, if any, shall be paid by DISTRIBUTOR.

(k) If DISTRIBUTOR distributes any Licensed Product in violation of this Agreement or DISTRIBUTOR is unable to account for missing Licensed Product, then MS, without limiting its remedies, may demand and DISTRIBUTOR agrees to pay MS in US Dollars the full applicable royalty rate for the Licensed Product(s) plus an additional royalty equal to *% of the highest royalty rate for the Licensed Product(s). In the event the applicable royalty rate has been paid, DISTRIBUTOR shall pay an additional royalty equal to *% of the royalty rate for the applicable Licensed Product(s). DISTRIBUTOR shall pay such additional royalty within * days of receipt of MS' invoice.

(l) If DISTRIBUTOR is required by any non-U.S.A. tax authority to withhold income taxes on payments to MS, then DISTRIBUTOR may deduct such taxes from the amount owed MS and shall pay them to the appropriate tax authority, provided that within 60 days of such payment, DISTRIBUTOR delivers to MS an official receipt for any such taxes withheld or other documents necessary to enable MS to claim a U.S.A. Foreign Tax Credit. If DISTRIBUTOR is located in a jurisdiction that utilizes a VAT Number for tax identification purpose, DISTRIBUTOR's VAT Number shall be provided in the Addresses Schedule. DISTRIBUTOR shall make certain that any taxes withheld are minimized to the extent permitted by applicable law. DISTRIBUTOR agrees to pay MS a 1% monthly charge on tax amounts in receipts or documents that are not delivered to MS within the * days identified above.

(m) (i) Pursuant to MS' instructions, DISTRIBUTOR shall enter data into the CVC made available by MS including, status of MSCORP-provided leads, "design-win", and/or "design-in" information as described in the CVC instructions. Prior to submitting such entries, DISTRIBUTOR shall confirm their accuracy. DISTRIBUTOR's failure to adequately pursue MSCORP provided leads is considered a material breach of this Agreement.

        (ii) Upon MS request, DISTRIBUTOR shall provide to MS further details on any of the entries made by DISTRIBUTOR in accordance with subsection 4(m)(i).
(n) For COAs, Licensed Product(s) and APM damaged irreparably during the ordinary course of DISTRIBUTOR's business, DISTRIBUTOR shall

        (i) maintain a log in the format specified in the Resource Guide of each damaged or destroyed COA, Licensed Product(s) and APM that includes the date damaged or destroyed, item's name and number, and cause of damage or destruction; and

        (ii) return each damaged item to the AR and/or Supplier from which the item was acquired.

(o) If DISTRIBUTOR conducts business in the U.S.A. and qualifies for a state resale tax exempt certificate, then DISTRIBUTOR shall provide MS with a copy of its U.S.A. state resale tax exempt certificate, if applicable, with this Agreement when it is returned for signature by MS.

5. MS OEM ONLINE AND MOBILE AND EMBEDDED COMMUNICATIONS EXTRANET.
   -------------------------------------------------------------
DISTRIBUTOR shall comply with the terms and conditions set forth in the Use of MS OEM Online and Mobile and Embedded Communications Extranet Schedule.

6. LICENSED PRODUCT RECALLS, WITHDRAWALS, AND SUSPENSIONS.
   ------------------------------------------------------

(a) DISTRIBUTOR shall immediately stop distributing a Licensed Product if MS or its Suppliers notify DISTRIBUTOR that the Licensed Product is recalled, withdrawn or suspended.

(b) DISTRIBUTOR shall accept returns of Licensed Product from OEM Customers if MS or its Suppliers notify DISTRIBUTOR that the Licensed Product is recalled, withdrawn or suspended.

        (i) DISTRIBUTOR shall accept returned Licensed Product only in unopened packages.

        (ii) DISTRIBUTOR shall, at MS' option, issue a credit to the OEM Customer's account or replace the returned Licensed Product.

        (iii) DISTRIBUTOR shall, at MS' option, ship the returned Licensed Product to an AR or a third party designated by MS. DISTRIBUTOR shall certify to MS that the returned Licensed Product was shipped to an AR or MS' designated third party.

        (iv) If the Licensed Product recall, withdrawal or suspension was caused by reasons outside of DISTRIBUTOR's control, MS will pay for DISTRIBUTOR's reasonable shipping costs.

        (v) DISTRIBUTOR shall promptly arrange for replacement units of Licensed Product from the AR.

(c) No royalty accrues for Licensed Product DISTRIBUTOR distributes to replace Licensed Product returned due to recalls, withdrawals or suspensions.

(d) If DISTRIBUTOR issues a credit to an OEM Customer for Licensed Product(s) returned because of recalls, withdrawals or suspensions, DISTRIBUTOR may claim a royalty offset based on the royalty rate originally reported by DISTRIBUTOR for the returned Licensed Product.

(e) DISTRIBUTOR shall defend, indemnify, and hold MS and its Suppliers harmless from and against all damages, costs and expenses, including reasonable attorneys' fees, incurred due to DISTRIBUTOR's continued distribution of Licensed Product after MS has notified DISTRIBUTOR to stop distributing the Licensed Product.

7. RETURNS.
   -------

(a) DISTRIBUTOR shall accept returns of Licensed Product if:


        (i) an OEM Customer refuses to accept Additional Licensing Provisions for OEM Customer and returns the unopened Licensed Product package within time specified in Section 7(b) below; or

        (ii) a Licensed Product is incomplete or defective in Licensed Product media and/or Licensed Product materials and OEM Customer returns Licensed Product within the time specified in Section 7(b) below; or

        (iii) MS has established an end of life date for a Licensed Product, DISTRIBUTOR may report returns of such Licensed Product up to * after its end of life date.

(b) DISTRIBUTOR shall align its return policy for Licensed Products with the over-reporting error report requirements set forth in Section 4(h).


                                        9
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

(c) Except for returns that DISTRIBUTOR is expressly authorized or directed to make by MS, MS will not accept any returns of Licensed Product. (d) DISTRIBUTOR shall manage any returns of Licensed Product in accordance with the then-current Resource Guide.

8.  DELIVERY.
    ---------

Neither MS nor its Suppliers shall have any liability for failure to deliver Licensed Product by any particular date.

9. NO WARRANTIES. LICENSED PRODUCT IS PROVIDED "AS IS" AND WITH ALL FAULTS. THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY, AND EFFORT IS WITH OEM CUSTOMER. MS AND ITS SUPPLIERS DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. MS AND ITS SUPPLIERS ALSO DISCLAIM ANY COMMON-LAW DUTIES RELATING TO ACCURACY OR LACK OF NEGLIGENCE. THERE IS NO WARRANTY AGAINST INTERFERENCE WITH DISTRIBUTOR'S ENJOYMENT OF THE LICENSED PRODUCT OR AGAINST INFRINGEMENT.

10. DAMAGE EXCLUSIONS / LIMITATION OF LIABILITY / EXCLUSIVE REMEDY.
    --------------------------------------------------------------

(a) DISTRIBUTOR agrees that total, cumulative liability of MS Representatives to DISTRIBUTOR, whether in contract, (including any provision of the Agreement), tort, or otherwise, for each Licensed Product, shall not exceed 100% of the amount paid by DISTRIBUTOR to MS for that Licensed Product during the term of this Agreement. DISTRIBUTOR's exclusive remedy for any breach of the Agreement by MS or by MS Representatives will be the recovery of DISTRIBUTOR's direct damages incurred in reasonable reliance, limited to the foregoing amount.

(b) EXCLUSION OF CERTAIN DAMAGES AND LIMITATION OF TYPES OF LIABILITY. EXCEPT AS PROHIBITED BY LAW, IN NO EVENT WILL MS OR ANY MS REPRESENTATIVES BE LIABLE TO DISTRIBUTOR OR TO ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR ECONOMIC DAMAGES, REGARDLESS OF THE THEORY OF LIABILITY (INCLUDING WITHOUT LIMITATION PRODUCT LIABILITY OR NEGLIGENCE), OR FOR ANY LOST REVENUE, PROFIT, DATA, PRIVACY OR SECURITY, OR FOR ANY PUNITIVE DAMAGES, ARISING OUT OF OR RELATED TO THE USE OF OR INABILITY TO USE LICENSED PRODUCT, EVEN IF MS OR MS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. This exclusion and limitation shall apply even if any remedy fails of its essential purpose.

(c) RELEASE. DISTRIBUTOR releases MS and MS Representatives from all liability in excess of the limitations set forth above.

11. PROHIBITED USES OF LICENSED PRODUCT/CONSPICUOUS NOTICE TO OEM CUSTOMERS.
    --------------------------------------------------------------------------

OEM CUSTOMERS ARE EXPRESSLY PROHIBITED FROM MANUFACTURING OR MARKETING EMBEDDED SYSTEMS THAT ARE DESIGNED TO USE LICENSED PRODUCT IN OPERATION OF NUCLEAR FACILITIES, IN AIRCRAFT NAVIGATION, IN AIRCRAFT COMMUNICATION, IN AIRCRAFT FLIGHT CONTROL, IN AIRCRAFT AIR TRAFFIC CONTROL SYSTEMS, OR IN OTHER DEVICES OR SYSTEMS IN WHICH SERIOUS INJURY OR DEATH TO THE OPERATOR OF THE DEVICE OR SYSTEM, OR TO OTHERS DUE TO A MALFUNCTION (INCLUDING, WITHOUT LIMITATION, SOFTWARE RELATED DELAY OR FAILURE) COULD REASONABLY BE FORESEEN. DISTRIBUTOR SHALL PROVIDE CONSPICUOUS WRITTEN NOTICE TO ALL OEM CUSTOMERS OF THIS LIMITATION ON PROHIBITED USES OF LICENSED PRODUCT.

12. INTELLECTUAL PROPERTY INFRINGEMENT.
    ----------------------------------

(a) MS agrees to defend DISTRIBUTOR in a lawsuit or other judicial action, and pay the amount of any adverse final judgment (or settlement to which MS consents) from such lawsuit or judicial action, for any third party claim(s) that the Licensed Product(s) infringe any copyright or trademark rights enforceable in any Included Jurisdictions (defined in Section 12(e) below) ("Claim"). With regard to any Claim, MS' obligations are subject to the following conditions:

      (i) DISTRIBUTOR must promptly notify MS in writing of the Claim;

      (ii) MS will have sole control over defense and/or settlement of the Claim; and

      (iii) DISTRIBUTOR shall provide MS with reasonable assistance in the defense of the Claim and shall not take a position adverse to MS.

(b) In the event that MS is required to defend a lawsuit or other judicial action pursuant to Section 12(a) above and such lawsuit or other judicial action includes allegations (other than a Claim) with respect to non-MS products, then DISTRIBUTOR shall retain, at its sole expense, separate counsel to defend against such allegations, and agrees to reimburse MS for any and all attorneys' fees and costs incurred by MS with respect to defending against such allegations. Moreover, MS and its Suppliers shall have no liability for any intellectual property infringement claim (including a Claim) based on DISTRIBUTOR's manufacture, use, sale, offer for sale, importation or other disposition or promotion of the Licensed Product or trademark after MS' notice that DISTRIBUTOR should cease manufacture, use, sale, offer for sale, importation or other disposition or promotion of such Licensed Product or trademark due to such claim. DISTRIBUTOR shall defend, indemnify and hold MS and its Suppliers harmless from and against all damages, costs and expenses, including reasonable attorneys' fees incurred due to DISTRIBUTOR's continued distribution of the allegedly infringing Licensed Product after MS provides such notice.


(c) In addition to the obligations set forth in Section 12(a) above, if MS receives information concerning a Claim, MS may at its expense, but without obligation to do so, undertake such further actions such as:


                                       10
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

        (i) procuring for DISTRIBUTOR such copyright or trademark right(s) or license(s) as may be necessary to address the Claim; or (ii) replacing or modifying the Licensed Product or trademark to make it non-infringing (in which case DISTRIBUTOR shall immediately cease distribution of the allegedly infringing Licensed Product or use of the allegedly infringing trademark).

(d) With regard to any claim (other than a Claim) that the Licensed Product infringes any third party intellectual property rights, DISTRIBUTOR shall promptly notify MS in writing of such claim. MS shall have no obligation to defend DISTRIBUTOR or pay damages arising out of such claim. Notwithstanding the absence of any such obligation(s), MS reserves the option, in its sole discretion and at its expense, to assume at any time defense of any such claim. In the event that MS assumes defense of any such claim,

        (i) MS will notify DISTRIBUTOR in writing of that election; (ii) MS will have sole control over defense and/or settlement of the claim;

        (iii) DISTRIBUTOR shall provide MS with reasonable assistance in the defense of the claim and shall not take a position adverse to MS;

        (iv) MS will thereafter defend DISTRIBUTOR against that claim; and

        (v) MS will pay any adverse final judgment (or settlement to which MS consents) resulting from such claim (or in the case of a claim based on an allegation of patent infringement, MS will pay up to an amount not to exceed a reasonable royalty based on the per copy price paid by DISTRIBUTOR for copies of the Licensed Products subject to the claim).

(e) Neither MS nor its Suppliers shall have any obligation to DISTRIBUTOR for any Claims that arise outside the geographical boundaries of the Included Jurisdictions.

13. LICENSED PRODUCT SUPPORT.
    ------------------------

(a) This Agreement does not include technical support by MS to DISTRIBUTOR, OEM Customers or end users.

(b) DISTRIBUTOR shall provide commercially reasonable support for the Licensed Products to OEM Customers and shall advise OEM Customers accordingly.

(c) For the term of this Agreement, either (i) DISTRIBUTOR shall have and maintain a valid technical support services contract for the Licensed Product(s) with MSCORP through Microsoft OEM Services for Embedded Partners or with a third party for an equivalent level of such services, or (ii) MS verifies that DISTRIBUTOR itself provides an equivalent level of such services. If the DISTRIBUTOR chooses to acquire support through MSCORP, DISTRIBUTOR acknowledges that MSCORP may charge applicable support fees under such contract.

(d) DISTRIBUTOR shall provide MS with a copy of its current OEM Customer support policy for the Licensed Product upon request. DISTRIBUTOR shall provide MS with
* days prior written notice of any substantive change in DISTRIBUTOR's support policy for the Licensed Product.

14.  ASSIGNMENT.
     -----------

(a) This Agreement shall not be assigned or sublicensed by DISTRIBUTOR in whole or in part (by contract, merger, operation of law, change of ownership or otherwise). Any assignment or sublicense in violation of this provision shall be void and of no effect.

(b) This Agreement, and any related agreement(s) to which MS is a party or by which MS is benefited, including all rights and obligations there under, may be assigned by MS to a MS affiliate, provided that such assignment does not constitute an unreasonable and material impairment of the ability of DISTRIBUTOR to obtain the performance to which it is entitled under the assigned Agreement. MS will provide DISTRIBUTOR with notice of such assignment, provided, however, that failure to provide notice will not affect the effectiveness of any such assignment. From and after such assignment, all references to "MS" contained in this Agreement, or any related documents or items shall refer to the assignee identified in the applicable assignment notice to DISTRIBUTOR, and all references to "Suppliers" shall include assignor.

15. TERM.
    -----

(a) This Agreement runs from the Effective Date through the Expiration Date specified on the Signature Page of this Agreement. MS may extend the term of this Agreement upon written or electronic notice to DISTRIBUTOR. DISTRIBUTOR's acquisition or distribution of Licensed Product during an extension signifies DISTRIBUTOR's agreement to the terms of the extension. Both parties agree to be bound by the terms of any extension notification, if accepted by DISTRIBUTOR.

(b) In the event DISTRIBUTOR enters into a new distribution agreement with MS that grants substantially similar rights for Licensed Product licensed under this Agreement (a "Successor Agreement"), DISTRIBUTOR may retain Licensed Product, remaining COA(s) and APM acquired under this Agreement provided that:
(i) the Licensed Product(s), remaining COA(s) and APM are used in accordance with, and subject to, the terms and conditions of the Successor Agreement (including applicable Supplement Letters), including without limitation applicable royalties; (ii) the Successor Agreement has an effective date no later than * days following the termination or expiration of this Agreement; and
(iii) MS has not objected in writing to such use within * days following the effective date of the Successor Agreement.

(c) If DISTRIBUTOR is currently licensed to distribute the Licensed Product under a valid agreement with MS ("Prior Agreement"), then as of the Effective Date of this Agreement: (i) DISTRIBUTOR's license to order and distribute the Licensed Product under the Prior Agreement shall cease; and (ii) DISTRIBUTOR shall report and pay for the Licensed Product under the terms and conditions of this Agreement. (d) This Agreement does not create any express or implied obligation to renew or extend the Agreement or to continue the parties' relationship on the same terms. Regardless of the number of renewals, this Agreement will always be a fixed term agreement and not an indefinite term agreement.

16. NONCOMPLIANCE AND TERMINATION.
    -----------------------------

(a) Either party may terminate this Agreement at any time without cause by giving the other *days prior written notice.


                                       11
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

(b) MS may suspend any rights granted to DISTRIBUTOR under this Agreement, and/or require ARs to refuse to fulfill or to limit orders placed by DISTRIBUTOR, and/or terminate this Agreement in its entirety or as to any individual Licensed Product(s), in MS' sole discretion. Without limiting the foregoing, MS may terminate this Agreement if DISTRIBUTOR submits "zero dollar" royalty reports for at least three calendar months.

(c) (i) If, subject to applicable law, DISTRIBUTOR becomes insolvent, enters bankruptcy, reorganization, composition or other similar proceedings under applicable laws, whether voluntary or involuntary, or admits in writing its inability to pay its debts, or makes or attempts to make an assignment for the benefit of creditors, any termination shall be effective upon notice to DISTRIBUTOR or as soon thereafter as is permitted by applicable law;

(ii) To the extent allowed by applicable law, DISTRIBUTOR's license rights herein shall be suspended as of the date DISTRIBUTOR becomes insolvent, enters reorganization, composition or other similar proceedings under applicable laws, whether voluntary or involuntary, or admits in writing its inability to pay its debts, or makes or attempts to make an assignment for the benefit of creditors.

(d) If either party has breached this Agreement and the cause for termination is curable, the terminating party will give *days prior written notice and opportunity to cure. If the cause for termination is the type that is not curable during that time, termination will take effect immediately upon notice from the party who is not in breach.

(e) Upon termination or expiration of this Agreement, all DISTRIBUTOR's license rights shall immediately cease and DISTRIBUTOR shall

        (i) immediately cease distribution of all Licensed Product; and

        (ii) within * business days from expiration or termination of the Agreement, return (A) to an AR in accordance with the Resource Guide all Licensed Product(s), COAs and APM in inventory (including all Virtual Warehouses) and any other property of MS or its Suppliers that DISTRIBUTOR possesses, and (B) to MS at the notices address indicated in the Addresses Schedule, all OEM Customer Agreement and Additional Rights Agreement forms. MS, its Suppliers and ARs are not required to refund, credit, or adjust amounts paid for the Licensed Product(s) returned to MS pursuant to this Section.

(f) Upon notice that this Agreement is expiring or to be terminated, each party must assist the other to wind-down their respective obligations under this Agreement in an orderly manner.

(g) When this Agreement terminates or if MS suspends DISTRIBUTOR's distribution rights, MS may take any actions that may be advisable to prevent unauthorized distribution of Licensed Product(s) then in DISTRIBUTOR's inventory and to ensure timely return or destruction of such Licensed Product(s).

(h) DISTRIBUTOR expressly agrees that, except as otherwise set forth in this Agreement, the termination or expiration of this Agreement in accordance with its terms shall not cause MS or any of its Suppliers to pay any indemnification, severance or termination payment or benefit to DISTRIBUTOR, or any of DISTRIBUTOR's suppliers. If MS or any of its Suppliers is required by law, court order or otherwise to pay to DISTRIBUTOR or any of its subsidiaries or affiliates, or a third party, any compensation, severance pay or benefit other than as set forth in this Agreement ("Benefits"), DISTRIBUTOR shall indemnify MS and/or the relevant Supplier from the payment as well as from any reasonable costs and expenses (including, but not limited to, attorneys' fees and expenses) incurred by them in connection with their involvement in any judicial or administrative proceeding in connection thereto in any foreign jurisdiction (the Benefits, together with any costs and expenses indemnifiable by DISTRIBUTOR pursuant to this paragraph referred to collectively as the ("Indemnifiable Payments"). DISTRIBUTOR irrevocably authorizes MS:

        (i) to set off against the payment of the obligations of MS under this Agreement, the amount of any and all Indemnifiable Payments, and

        (ii) to hold, pending final determination of the amount of the Indemnifiable Payments, the payment of the obligations of MS under this Agreement as security for the payment of all Indemnifiable Payments by DISTRIBUTOR to MS, if MS, in its sole discretion, determines that there are reasonable grounds to believe that MS is or shall be required to pay any Indemnifiable Payments.

        (i) The remedies available to MS under this Agreement for DISTRIBUTOR's breach are not exclusive. In addition to such remedies, MS may exercise any and all legal, equitable or other remedies available to it. (j) Sections 2(b), 2(n), 2(o), 4, 9, 10, 12, 14, 15, 16(e-i), 17, 18, 19, 20, 21(b-d) and 22 of this
Agreement shall survive termination or expiration of this Agreement.

17. NONDISCLOSURE.
    --------------

(a) DISTRIBUTOR shall keep confidential:

        (i) the terms of this Agreement, including, without limitation, the Royalty Rate List(s);

        (ii) information on the ECE, MOO and in the Resource Guide; information concerning current and potential OEM Customers; or any of the following with regard to MS or any of its Suppliers: royalty rate information, the terms of agreements concerning products, license negotiations, any information relating to released or unreleased software products, the marketing or promotion of any product, and business policies or practices that MS or its Suppliers disclose to DISTRIBUTOR that is non-public information, and

        (iii) any other information that, in the circumstances surrounding the disclosure or in the nature of the information, ought in good faith to be treated as confidential. (b) DISTRIBUTOR may disclose the terms of the Agreement in confidence to its immediate legal and financial consultants as required in the ordinary course of DISTRIBUTOR's business.

18. AUDITS.
    -------

(a) During the term of the Agreement and for * years thereafter, and within *days of MS' written request, DISTRIBUTOR shall make available at a single, readily accessible location all records (including complete financial statements) relating to the distribution, other disposition (including Virtual Warehouses, if any) and inventory level of each Licensed Product.

(b) To verify compliance with the terms of the Agreement, MS may cause an audit or inspection to be performed by its designated independent and internationally recognized certified public accountants or chartered accountants during regular business hours

                                       12
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested
at DISTRIBUTOR's premises upon not less than *days written notice. DISTRIBUTOR agrees to provide such MS-designated audit or inspection team with access to all DISTRIBUTOR relevant records and premises, provided that:

        (i) such access shall be limited to those areas related to the storage of Licensed Products and to those records DISTRIBUTOR is obligated to provide under this Section 18; and

        (ii) MS designated auditors may be escorted by DISTRIBUTOR personnel when on DISTRIBUTOR premises, and shall not unreasonably interfere with DISTRIBUTOR's normal course of business.

(c) If the audit reveals discrepancies exceeding the lesser of US* or *% of royalties paid to MS by DISTRIBUTOR during the term of the Agreement, or an intentional breach of any DISTRIBUTOR obligation (any of these referred to as a "Material Discrepancy"), DISTRIBUTOR shall pay MS, in addition to any unpaid amounts due, the costs of the audit. In the event of a Material Discrepancy, DISTRIBUTOR shall pay MS, in addition to unpaid amounts due, the costs of the audit, plus an additional royalty of up to *% of the applicable product royalty for each underreported copy of Licensed Product.

(d) Provided that a Material Discrepancy is not disclosed in an immediately preceding audit, audits under this Section 18 shall not be performed more frequently than on an annual basis. After the conclusion of an audit, MS will provide DISTRIBUTOR with a summary of the findings and conclusions of such audit.

19. NOTICES.
    --------

(a) MS, through an authorized MS representative, may give DISTRIBUTOR notices, authorizations and requests:

        (i) by posting them to the ECE,

        (ii) by electronic mail (email) at the email address listed in the Addresses Schedule,

        (iii) by facsimile transmission at the fax number listed in the Addresses Schedule or

        (iv) in writing at the address(es) indicated in Addresses Schedule.

(b) DISTRIBUTOR may give MS notices, authorizations and requests

        (i) by facsimile transmission on company letterhead with a handwritten signature of an authorized representative of DISTRIBUTOR at the fax number listed in the Addresses Schedule or

        (ii) in writing on company letterhead with a handwritten signature of an authorized representative of DISTRIBUTOR at the address(es) indicated in the Addresses Schedule, delivered by mail or as an attachment to an electronic mail.

(c)  Communications are deemed given:

        (i) if by posting by MS on the ECE, on the day of the posting of such communication;

        (ii) if by facsimile transmission or email, on the day the facsimile or email was transmitted; or

        (iii) if in writing, on the day (A) deposited in the U.S.A. mails, postage prepaid, certified or registered, return receipt requested, provided DISTRIBUTOR's address for notices is located in the U.S.A.; deposited in the EU or EFTA mail, prepaid recorded delivery, provided DISTRIBUTOR's address for notices is located in the EU or EFTA; or (B) sent by air express courier, charges prepaid.

(d) DISTRIBUTOR shall keep all information required in the Addresses Schedule complete and current. Within ten (10) days of any change of any individual, address or other information required in the Addresses Schedule, DISTRIBUTOR shall notify MS of such change as set forth in Section 19(b). If there has been a company ownership (by contract, merger, operation of law or otherwise) or company name change, MS has the right to require DISTRIBUTOR to (a) provide MS with additional information and relevant documents relating to the circumstances of the change and (b) require DISTRIBUTOR to enter into a new OEM Distribution Agreement for Software Products for Embedded Systems as a result of the change.

(e) DISTRIBUTOR must check the ECE for updated information at least twice each month, on or after 12:01 a.m. Pacific Time zone, U.S.A., on the 15th and on the last calendar day of each month.

(f) Information posted on the ECE may change without additional notice until the effective date of such information. MS may correct errors in information posted on the ECE or update posted documents after the beginning of a month by sending notice to DISTRIBUTOR.

20. CHOICE OF LAW; JURISDICTION AND VENUE; ATTORNEYS' FEES.
    ------------------------------------------------------

(a) This Agreement, and all related matters shall be governed by and interpreted under the laws of the State of Washington, without regard to its conflict of law rules. Venue over all disputes arising under this Agreement and all related matters shall be exclusively in the federal courts within the State of Washington or the federal courts within the State of New York, or in the event there is no federal subject matter jurisdiction, exclusively in the state courts of the State of Washington. Each party irrevocably consents to the exercise of personal jurisdiction by any of those courts and acknowledges and agrees that the court will apply Washington law. Notwithstanding the foregoing, MS may pursue injunctive relief against DISTRIBUTOR in any forum in order to protect intellectual property rights. Process may be served on either party as authorized by applicable law or court rule. In the event injunctive relief is pursued in a forum other than those specified herein, MS will provide prior notice thereof to DISTRIBUTOR; provided, however, that no notice will be required if MS has reasonably determined that the provision of prior notice will prevent it from reasonably protecting its intellectual property. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

(b) If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the primarily prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

(c) This Agreement shall be written and executed only in the English language, which shall be controlling in all respects. If MS provides a translation or summary of this Agreement in any other language to DISTRIBUTOR, such translation or summary shall be non-binding and for reference purposes only, and shall not constitute an amendment, modification or interpretation of this Agreement.


                                       13
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

21. GOVERNMENT REGULATIONS.
    ----------------------

(a) DISTRIBUTOR acknowledges that Licensed Product is subject to U.S. and European Union export jurisdiction. DISTRIBUTOR agrees to comply with all applicable international and national laws that apply to these Licensed Products, including the U.S. Export Administration Regulations, as well as importation, manufacturing, end-user, end-use, and destination restrictions issued by U.S. and other governments. For additional information, see *.

(b) All Licensed Product provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995 is provided with the commercial license rights and restrictions described elsewhere herein. All Licensed Product provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 is provided with "Restricted Rights" as provided in FAR, 48 CFR 52.227-14 (JUNE 1987) or DFAR, 48 CFR 252.227-7013 (OCT
1988), as applicable. The reseller is responsible for ensuring Licensed Product is marked with the "Restricted Rights Notice" or "Restricted Rights Legend," as required. All rights not expressly granted are reserved.

(c) DISTRIBUTOR is responsible at its own expense for any local government formalities.

(d) DISTRIBUTOR shall comply with all applicable laws, regulations, and orders in effect in the Territory in performing its obligations under this Agreement.

22. GENERAL.
    --------

(a) This Agreement does not constitute an offer by MS and it shall not be effective until signed by both DISTRIBUTOR and MS. Upon execution by both DISTRIBUTOR and MS, this Agreement, together with its schedules, shall constitute the entire agreement between them and merges all prior and contemporaneous communications. Except as otherwise expressly provided herein, this Agreement shall not be modified except by a written agreement signed on behalf of DISTRIBUTOR and MS by their respective duly authorized representatives. Any statement appearing as a restrictive endorsement on a check or other document that purports to modify a right, obligation or liability of either party shall be of no force and effect.

(b) The parties confirm and agree that neither the existence nor the terms of this Agreement or any previous versions of either shall be construed as (i) creating a partnership, joint venture or agency relationship or as granting a franchise, or (ii) altering or otherwise affecting the surviving rights or obligations of either party under such previous version(s) (if any).

(c) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the remaining provisions and license for remaining Licensed Product(s), as applicable, which shall remain in full force and effect, provided that the allocation of risks described herein is given effect to the fullest extent possible. (d) No waiver of any breach of any provision of the Agreement shall constitute a waiver of any prior, concurrent or subsequent, breach and no waiver shall be effective unless made in writing signed by an authorized representative of the waiving party.

(e) As used in this Agreement, "writing" or "written" means a non-electronic record or a facsimile, and (ii) "days" means calendar days unless provided otherwise in the applicable provision. The headings and titles of the provisions of this Agreement are intended for convenience only and shall not affect the construction or interpretation of any provision.

(f) If as a result of fire, casualty, an act occasioned exclusively by forces of nature, riot, terrorist act, war, labor dispute, material changes in applicable law or regulation, or decree of any court (each individually referred to as a "Force Majeure Event"), either of the parties shall be unable to perform its obligations under the Agreement, provided the party subject to the Force Majeure Event provides notice thereof to the other party within a commercially reasonable amount of time, such inability shall not constitute a breach of the Agreement, and such obligations shall be performed as soon as the cause of the inability ceases or is removed. In no event shall the damage to, or destruction or disappearance of, COAs on account of a Force Majeure Event relieve DISTRIBUTOR of its payment obligations in connection therewith.


                                       14
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

                       PERFORMANCE REBATE PROGRAM SCHEDULE
                       -----------------------------------

MS may offer a performance rebate program ("Rebate Program") to encourage its distributors to promote and expand sales of Licensed Product(s). To accomplish this objective, MS may periodically offer DISTRIBUTOR the opportunity to earn rebates by successfully achieving certain objectives described below.

1.  ADDITIONAL DEFINITIONS
--------------------------
"Eligible Licensed Products" means those Licensed Products designated by MS in the RPA for a Period.

"Objective" has the meaning given in Section 2(a) of this schedule.

"Period" means a calendar quarter, or such other duration as MS may provide in the RPA. "Rebate Amount" has the meaning given in Section 3 of this schedule.

"RPA" means a Rebate Program Attachment applicable to a Period as may be revised from time to time by MS.

All other terms shall have the meanings set forth in the Agreement.

2.  OBJECTIVES
--------------

(a) In one or more Periods, MS may offer DISTRIBUTOR the opportunity to earn rebate amounts by successfully achieving certain objectives ("Objectives") described in this schedule. MS is not obligated to offer a rebate in any Period during the term of the Agreement.

(b) MS may select Objectives such as the examples listed below. Objectives will be for 1 Period and will be determined based upon MS business considerations and communicated via an RPA.

- Forecasting accuracy

- Unit sales of Eligible Licensed Product(s)

- Training and certification activities

3.  REBATE AMOUNT
-----------------

MS will designate in the applicable RPA a rebate amount ("Rebate Amount") for applicable Objectives selected for a Period in which a rebate is offered.

4.  COMMUNICATION OF OBJECTIVES AND REBATE AMOUNTS
--------------------------------------------------

Objectives and Rebate Amounts for a Period, if any, will be communicated by MS via e-mail or the ECE by the first business day of the first calendar month of the applicable Period. Objectives and Rebate Amounts shall be communicated in an RPA. An RPA will be communicated only for Periods in which a rebate is offered.

5.  QUALIFICATION FOR REBATE AMOUNT
-----------------------------------

(a) Subject to the eligibility requirements described below, MS will pay the Rebate Amount to DISTRIBUTOR for successful achievement of the Objectives for the applicable Period. Rebate attainment will be based on information from DISTRIBUTOR's monthly sales-out reports or other proof of compliance as specified by MS. MS will make the final determination whether DISTRIBUTOR has satisfactorily accomplished the Objectives for the applicable Period after receipt of all compliant reporting. MS shall give notice to DISTRIBUTOR of the Rebate Amount earned in the applicable Period, if any, not later than * days after the end of the Period.

(b) DISTRIBUTOR shall be eligible to receive the Rebate Amounts only if (i) DISTRIBUTOR is in strict compliance with the Agreement during the applicable Period, (ii) DISTRIBUTOR has an Agreement in effect for the entire Period, and
(iii) DISTRIBUTOR meets the rebate pre-requisites, if any, set forth in the applicable RPA.

(c) Reporting compliance is based on guidelines as specified by MS in the Resource Guide or other guidelines as specified by MS. All criteria must be met each reporting Period for reporting to be considered compliant. If all reports meet all current compliance requirements as defined above, DISTRIBUTOR will receive payment of the Rebate Amount earned. If DISTRIBUTOR has complied during a portion of the reporting Period that is not less than 1 month, a payment ratio may be applied to the Rebate Amount as described in the RPA.


                                       15
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

6.  PAYMENT OF REBATE AMOUNT(S)
-------------------------------

(a) The Rebate Amount(s) earned by DISTRIBUTOR will be awarded at MS' option as
(i) credits that may be used to offset then-current or future royalties that accrue pursuant to the Agreement (or a successor agreement to the Agreement) or
(ii) in the form of a check sent to DISTRIBUTOR in care of the MS Embedded Administrator Contact name and address indicated on the Addresses Schedule to the Agreement. Such amounts shall be credited or paid not later than * days after the end of the Period in which the Rebate Amount was earned. If the Agreement is terminated or expires after completion of a full Period in which a rebate was offered, and no successor agreement is entered into between DISTRIBUTOR and MS, then MS will refund to DISTRIBUTOR the Rebate Amount earned, less deductions for any outstanding amounts or obligations due to MS under the Agreement.

(b) DISTRIBUTOR shall be solely responsible for payment of taxes, duties, fees, excises or tariffs imposed on any discounts, credits or payments made by MS to DISTRIBUTOR pursuant to this Rebate Program, provided however, MS may withhold and pay to tax authorities such amounts as may be required under applicable state or federal law on discounts, credits or payments made by MS to DISTRIBUTOR.


                                       16
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

                       OEM VOLUME ROYALTY PROGRAM SCHEDULE




As of the publication date of this version of the Microsoft OEM Distribution Agreement for Software Products for Embedded Systems, MOO had not yet been modified to allow the input of OEM Volume Royalty Program registration information. Until that tool has been modified, all registrations of Volume Devices will be handled by means of a side letter to be executed by both parties.

For new Volume Devices to be registered after MOO has been so enabled, DISTRIBUTOR will enter new OEM Volume Royalty Program registrations through MOO.
* pricing under the OEM Volume Royalty Program will apply to new Volume Devices as of the first day of the next full calendar month after MS provides email notice that the Volume Device registration has been approved ("Volume Device Registration Date").

The * royalty opportunity outlined in this Schedule will be referred to as "OEM Volume Royalty Program". MS authorizes DISTRIBUTOR to offer the * royalty rate indicated for the OEM Volume Royalty Program in MOO to its OEM Customers in consideration for DISTRIBUTOR's commitment with MS and with DISTRIBUTOR's strategic OEM Customer*.

1.  * ROYALTY TERMS.

(a) The royalty rate specified in this Schedule applies only to Volume Products to be shipped on Volume Devices. * Any violation of the terms of this Schedule is grounds for a termination of the Agreement as an uncurable material breach under Section 16 of the Agreement.

(b) The OEM Volume Royalty Program is only valid for a 12 month period following each Volume Device Registration Date ("OVRP Period"), and provided that at all times during the OVRP Period: (i) DISTRIBUTOR has a valid Microsoft OEM Distribution Agreement for Software Products for Embedded Systems, and (ii) Volume Customer has a valid OEM Customer Agreement. MS is under no obligation to enter into future distribution agreements with DISTRIBUTOR, or to offer DISTRIBUTOR this reduced royalty rate in any future distribution agreement.

(c) *

(d) DISTRIBUTOR agrees to pay MS the total royalties due for the specific Volume Products distributed to the Volume Customer at the rates specified in the OEM Volume Royalty Form.

(e) DISTRIBUTOR will be notified via email or ECE if MS reduces its pricing for the Volume Products after the Volume Device Registration Date, and such pricing changes will be effective on the first date of the calendar month following such notice.

2.  *

3.  REPORTING.

DISTRIBUTOR shall provide MS with a monthly sales-out report (the "Report") per
Section 4(c) of the Agreement, including any corrections per Section 4(h) of the Agreement, indicating the royalties payable under the terms of this Schedule and the Agreement, calculating the cumulative total of Volume Products shipped since the Volume Device Registration Date ("Total Shipped to Date") against the cumulative Volume Commitment as of the current quarter as specified in the OEM Volume Royalty Form. For sales-out reporting purposes, DISTRIBUTOR shall use the 20th column labeled "OVR" to enter the applicable royalty rate for all the records that DISTRIBUTOR reports as part of the OEM Volume Royalty Program.

4.  *

5.  *

6.  MISCELLANEOUS.

Capitalized terms used in this Schedule, and not otherwise defined, have the meaning set forth in the Agreement. The term of each OVRP Period is effective from the Volume Device Registration Date until the earlier of (a) * months from that date, (b) termination or expiration of the Agreement (if the parties do not enter into a successor agreement); or (c) termination or expiration of the OEM Customer Agreement (if the parties do not enter into a successor agreement).


                                       17
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

      USE OF MS OEM ONLINE AND MOBILE AND EMBEDDED COMMUNICATIONS EXTRANET
                                    SCHEDULE


MOO and the ECE are sometimes each referred to herein as a "Site" or collectively as the "Sites." With respect to this Agreement and DISTRIBUTOR's use of a Site, DISTRIBUTOR agrees to the following terms and conditions, and shall cause its DISTRIBUTOR Administrator(s) and Users to use the Sites in compliance with this Schedule and the terms of use or other conditions or instructions posted on the Sites:

(a) As used in this Schedule, the term "User" means an officer, employee, consultant or other person or agent of DISTRIBUTOR who has, or who creates the appearance of having, been duly authorized by DISTRIBUTOR to use the applicable Site on behalf of DISTRIBUTOR. The term "DISTRIBUTOR Administrator(s)" means the User(s) designated by DISTRIBUTOR in the Address Schedule of this Agreement until such time as MS has received not less than *hours notice from DISTRIBUTOR through the * or * email aliases for MOO and the ECE respectively that DISTRIBUTOR has made a change to any authority previously established by DISTRIBUTOR in connection with such designation.

(b) DISTRIBUTOR Administrator(s) shall be solely responsible for establishing, maintaining and terminating all access and authorities for Users, including (without limitation) creating or arranging for all passwords, private encryption keys or other identifiers utilized in connection with a Site security or DISTRIBUTOR security (collectively, "DISTRIBUTOR Password Information"), and shall keep all DISTRIBUTOR Password Information secure from unauthorized access. On behalf of DISTRIBUTOR, DISTRIBUTOR Administrator(s) shall, and shall cause and instruct Users to: (i) protect DISTRIBUTOR Password Information as confidential information and not disclose any part of it to any person or entity outside of DISTRIBUTOR's organization or to any person inside of DISTRIBUTOR's organization without a need to know; (ii) save their respective DISTRIBUTOR Password Information in an appropriate, secure manner and place that will prevent unauthorized use; and (iii) only take actions at a Site that the DISTRIBUTOR Administrator or User, respectively, is authorized by DISTRIBUTOR to take. MS may provide guidelines from time to time in connection with DISTRIBUTOR's use of ECE. DISTRIBUTOR shall designate at least 1 but no more than 2 Administrator(s).

(c) MS reserves the right to suspend or terminate authorities, or to suspend or block access to all or any part of a Site or information, upon electronic notice (indicating the reason for such action) to the DISTRIBUTOR Administrator(s) email address; provided, however, that no notice shall be required if MS has determined that there is possible harm or threat of harm to MS, a Site or others. If prior notice is not provided, MS will provide DISTRIBUTOR with subsequent notice within a reasonable time unless the provision thereof might continue a possible harm or threat of harm, or impede or compromise any investigation into the same.

(d)  *

(e)  DISTRIBUTOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT:



    (i) EACH SITE IS PROVIDED AS IS, AND THAT THE WARRANTY DISCLAIMERS, DAMAGE EXCLUSIONS AND LIMITATIONS OF REMEDIES IN THIS AGREEMENT ALL APPLY TO EACH SITE AND TO THEIR INFORMATION, FUNCTIONALITY, SERVICES AND AVAILABILITY OR LACK THEREOF; AND

    (ii) DISTRIBUTOR WILL NOT RELY ON OR TREAT ANY SITE INFORMATION AS AN EXPRESS WARRANTY.

(f) MS reserves the right to change or discontinue all or any portion of the MOO Site at any time. Users may make a copy of MOO information to document DISTRIBUTOR transactions and/or contracts or to retain information MS is required to provide. MS agrees to retain not less than * years of DISTRIBUTOR MOO online transactional record availability through the standard MOO user interface, and not less than * years of retrievable offline MOO transactional record archival (e.g., electronic media) following expiration of online availability. Except for the foregoing records, MS has no duty to retain or make available Site information or records for DISTRIBUTOR's later access.

It is understood that DISTRIBUTOR will not be required to use the MOO Site if
(1) MS suspends or blocks access or otherwise disables all or any part of the MOO Site or any Tool; or (2) the MOO Site or any Tool are not accessible or are not functioning correctly, and such problems are not resolved by MS within * hours of DISTRIBUTOR providing notice to MS describing such problem. In the event of the foregoing, MS will provide DISTRIBUTOR with a reasonable alternative means for reporting transactions, and DISTRIBUTOR shall be deemed in compliance with the Agreement (and will not be penalized for delays in reporting) so long as DISTRIBUTOR complies with the alternative reporting structure in a prompt manner.

(g) The Sites are not open to the public and their respective functionality and all information on them shall be treated as confidential information under
Section 17 of the Agreement. DISTRIBUTOR agrees not to distribute to any third party any Supplemental Code accessed on ECE, unless expressly authorized by MS to do so.

(h) (i) DISTRIBUTOR agrees to access and use MOO for all transactions and purposes contemplated by MOO until the date that is the earliest of the date that: (A) MS ceases to provide MOO to similarly situated embedded distributors, or (B) the date DISTRIBUTOR has satisfied all of its rights and obligations under all License Agreements.

    (ii) Subject to applicable law, all actions taken by the DISTRIBUTOR Administrator(s) or any other User at or in relation to a Site shall be attributed to and legally bind DISTRIBUTOR if (A) DISTRIBUTOR Administrator(s) or any other User(s) has supplied on the applicable Site or otherwise in relation to a Site session, DISTRIBUTOR Password Information; or (B) DISTRIBUTOR or Users have failed to keep DISTRIBUTOR Password Information secure and the failure caused or contributed to creation of an appearance that actions taken in connection with the applicable Site were being taken by,


                                       18
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested
or on behalf of, DISTRIBUTOR; or (C) DISTRIBUTOR has otherwise approved, allowed or accepted benefits or use of the applicable Site by a person purporting to be its agent. Notwithstanding the foregoing, if DISTRIBUTOR Password Information is used to cause harm or damage to DISTRIBUTOR or MS by a person who obtained it by means that could not have been precluded by DISTRIBUTOR after complying with Section (b) of this Schedule, then acts taken with DISTRIBUTOR Password Information so obtained will not be attributed to DISTRIBUTOR because of this Section (h)(ii) of this Schedule, but may be attributed to MS, DISTRIBUTOR or others under principles of equity or law pertinent to the act in question.

(i)  Privacy and Data Protection.

        (i) For the purposes of this section, "Personal Information" means any information provided by MS or collected or processed for MS by DISTRIBUTOR in connection with this Agreement (x) that identifies or can be used to identify, contact, or locate the person to whom such information pertains, or (y) from which identification or contact information of an individual person can be derived. Personal Information includes, but is not limited to: name, address, phone number, fax number, email address, social security number or other government-issued identifier, and credit card information. Additionally, to the extent any other information (such as, but not necessarily limited to, a personal profile, unique identifier, biometric information, and/or IP address) is associated or combined with Personal Information, then such information also will be considered Personal Information.

        (ii) Any Personal Information collected, processed or accessed by DISTRIBUTOR in the performance of services in accordance with this Agreement shall be limited to that which is strictly necessary to perform such services or to fulfill any legal requirements.

    (iii) DISTRIBUTOR shall use such Personal Information only as necessary to perform the services in accordance with this Agreement and not for any other purpose whatsoever. DISTRIBUTOR shall maintain such Personal Information in strict confidence in accordance with the provisions of Section 17 hereof. DISTRIBUTOR will not share any Personal Information that is collected, processed or accessed by DISTRIBUTOR with any third parties for any reason except as otherwise authorized by MS in writing. If DISTRIBUTOR is served with a court order compelling disclosure of any Personal Information or with notice of proceedings for such an order, DISTRIBUTOR will oppose the order, will notify MS of such order or notice, and will provide MS the opportunity to intervene before DISTRIBUTOR files any response to the order or notice.

        (iv) DISTRIBUTOR will take reasonable steps to protect any Personal Information in DISTRIBUTOR's possession from unauthorized use, access, disclosure, alteration or destruction. Security measures shall include access controls, encryption or other means, where appropriate. DISTRIBUTOR must immediately notify MS of any known security breach that may result in the unauthorized use, access, disclosure, alteration or destruction of Personal Information. DISTRIBUTOR agrees to conduct an audit on at least an annual basis to evaluate the security of Personal Information in DISTRIBUTOR's possession and to verify that the terms of this Agreement with respect to Personal Information are being followed. The results of such audit shall be made available to MS on request.

        (v) Upon request from MS, DISTRIBUTOR shall provide MS with any or all Personal Information in DISTRIBUTOR's possession. Upon termination or expiration of this Agreement, , DISTRIBUTOR shall within * days thereafter, at MS' sole discretion either (i) provide MS with all documents and materials (including any and all copies) containing Personal Information, together with all other materials and property of MS, which are in its possession or under its control or (ii) destroy all such specified documents and materials (including any and all copies in any and all formats) and provide MS with a certificate of destruction signed by an officer of DISTRIBUTOR.

                                       19
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested

                           VIRTUAL WAREHOUSE SCHEDULE

This Schedule sets forth the terms under which DISTRIBUTOR may establish an off-site warehouse (the "Warehouse") for Licensed Products to permit flexibility in manufacturing planning and to minimize inventory holding requirements for an individual OEM Customer ("VW OEM"). The Warehouse may be owned by DISTRIBUTOR, the VW OEM Customer, or a third party warehouse provider specifically approved in writing by MS (any of the above, a "Warehouse Provider").

Upon execution of this Schedule, MS authorizes DISTRIBUTOR to distribute Licensed Product to an authorized Warehouse, to be pulled by a single VW OEM on an as needed basis, all subject to the same terms and conditions applicable to DISTRIBUTOR under the Microsoft OEM Distribution Agreement for Software Products for Embedded Systems (the "Distribution Agreement") and provided that in addition all of the conditions listed below are, and remain, satisfied.

(a) DISTRIBUTOR will provide MS with the following information:

- legal name, OEM contact name, job title address, postal code, city, state/province, country, phone number, fax number, email address, Microsoft OEM Customer License Agreement for Embedded Systems ("OEM Customer Agreement") number and OEM Organization ID of the licensed VW OEM requesting warehousing ability;

- physical address of the Warehouse. Note: The physical address of the Warehouse must be within the DISTRIBUTOR's Territory;

-       the legal name of the party that controls access to that warehouse;

-       a list of Licensed Products to be stored at the Warehouse;

- a * month forecast of VW OEM's anticipated needs for Licensed Products for the next 12 months; and

- a monthly report detailing all Licensed Product pulled from the Warehouse by VW OEM in the previous * days.

(b) DISTRIBUTOR will require that VW OEM report in real-time to DISTRIBUTOR all pulls of Licensed Product from the Warehouse, and DISTRIBUTOR will report such distributions to VW OEM in its next available sales-out report.

(c) All shipments from ARs must continue to be delivered to DISTRIBUTOR, and only DISTRIBUTOR is authorized to deliver the Licensed Product to the approved Warehouse Provider. (d) All Licensed Product stored in the Warehouse will be supplied only to principle place of business designated on the OEM Customer Agreement executed by the VW OEM. DISTRIBUTOR is not authorized to distribute from the Warehouse to any other entity or location.

(e) DISTRIBUTOR must provide access to the Warehouse (if controlled by DISTRIBUTOR), or have a written agreement in place with VW OEM (or an authorized third party warehouse provider) that will provide access to the Warehouse premises (if controlled by VW OEM) to audit or inspection team(s) sent on behalf of MS or DISTRIBUTOR in order that such team may perform an audit of the Warehouse Provider's records and/or an inspection of the Warehouse premises or procedures to determine compliance with the terms of this Schedule.

(f) DISTRIBUTOR agrees to suspend all shipments from the Warehouse to VW OEM upon notice from MS.

(g) DISTRIBUTOR agrees to track the number of Licensed Products, including the number of COAs shipped to the Warehouse and from the Warehouse to the VW OEM, and to maintain such records on DISTRIBUTOR's premises.

(h) DISTRIBUTOR agrees to return, at its expense, all Licensed Product (including APM) from the Warehouse, to MS, upon expiration or termination of the OEM Customer Agreement, and otherwise as directed, within * business days of MS' written request.

(i) In accordance with Section 4(e) of the Agreement, DISTRIBUTOR shall pay royalties within * days after the termination or expiration date of this Agreement for all Licensed Product remaining in inventory in all Virtual Warehouses.

(j) Inventory from the Warehouse shall be returned to DISTRIBUTOR upon any expiration or termination of the Distribution Agreement or the Customer License Agreement with the VW OEM, whichever occurs earliest.

(k) Sections (f), (g), and (h) of this Warehouse Provider Schedule shall survive any cancellation or expiration of the Distributor Agreement and/or this Warehouse Provider Schedule.

If DISTRIBUTOR elects to engage a third party Warehouse Provider, the following additional terms will apply:

(1) DISTRIBUTOR shall provide MS with the legal name, Warehouse Provider contact name, job title, address, postal code, city, state/province, country, phone number, fax number and email address in the English language of any Warehouse Provider DISTRIBUTOR intends to engage at least * days before DISTRIBUTOR intends to have the Warehouse Provider begin warehousing inventory for DISTRIBUTOR. The Warehouse Provider must be approved in writing by MS prior to beginning any distribution to the Warehouse.

(2) DISTRIBUTOR shall enter into a separate written agreement with the Warehouse Provider ("Warehouse Agreement") to remain effective concurrently with this Distributor Agreement, that expressly provides that MS is a third party intended beneficiary of the Warehouse Agreement with rights to enforce such agreement, and that requires the Warehouse Provider:

        (i) to comply with obligations identical to those imposed on DISTRIBUTOR by Section 2(a)(ii), 2(a)(vi), 2(d)(vi), 2(h), 2(i), 2(j), 2(m), 2(n), 2(o) and
2(p) of the Distribution Agreement;

        (ii) to consent to venue and jurisdiction exclusively in the federal courts within the State of Washington or the federal courts within the State of New York, or in the event there is no federal subject matter jurisdiction, exclusive venue and jurisdiction in the state courts of the State of Washington with respect to any action brought by MS to enforce its rights under the Warehouse Agreement;

        (iii) to provide access to Warehouse Provider premises to audit or inspection team(s) sent on behalf of MS or DISTRIBUTOR in order that such team may perform an audit of

                                       20
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested
the Warehouse Provider's records and/or an inspection of the Warehouse Provider's premises or procedures to determine compliance with the terms of the Warehouse Agreement;

        (iv) to suspend all shipments to VW OEM upon notice from DISTRIBUTOR or MS. In the event that MS requires the Warehouse Provider to suspend its activities, MS will notify DISTRIBUTOR prior to requiring the Warehouse Provider to suspend its activities.

        (v) to distribute Licensed Product only to VW OEM on behalf of DISTRIBUTOR; (vi) to track number of Licensed Products, and the number of Licensed Products distributed to VW OEM, and to maintain such records on its premises;

        (vii) to return, at Warehouse Provider's expense, Licensed Product (including APM) and any copies thereof, to DISTRIBUTOR or MS, as directed, within * business days after cancellation or expiration of the Warehouse Agreement;

        (viii) to pay MS' or DISTRIBUTOR's attorneys' fees if DISTRIBUTOR or MS employs attorneys to enforce any rights arising out of the Warehouse Agreement.

        (x) To track damaged COAs as follows:

(A) for COAs damaged irreparably during the ordinary course of Warehouse Provider's business, (1) Warehouse Provider shall maintain a log of each damaged or destroyed COA that includes the date damaged, or destroyed, Licensed Product name, COA number and cause of damage or destruction, and (2) return each damaged COA to DISTRIBUTOR from which such COA was acquired.

(B) On a monthly basis, Warehouse Provider will account for and reconcile all COAs in inventory. The reconciliation will account for beginning and ending COA inventory, COA acquisitions from DISTRIBUTOR, COA distribution to DISTRIBUTOR or VW OEM, and COAs that cannot be distributed for any reason. Warehouse Provider will make this reconciliation available to MS or DISTRIBUTOR upon request. DISTRIBUTOR shall pay for the difference between the number of COAs distributed by Warehouse Provider and the number of COAs acquired, less the number of COAs that can be shown to the reasonable satisfaction of MS or DISTRIBUTOR to be in Warehouse Provider's possession or properly returned to DISTRIBUTOR.

(3) A courtesy, sample warehouse agreement may be provided on the ECE or such other website as MS may designate from time to time. MS reserves the right to modify the sample warehouse agreement from time to time without notice to DISTRIBUTOR. In the event of any inconsistencies between the sample warehouse agreement and this Schedule, the latter shall control.

(4) DISTRIBUTOR shall immediately cease use of any Warehouse Provider upon receipt of written notice from MS that the Warehouse Provider has breached a material provision of the Warehouse Agreement or has caused DISTRIBUTOR to be in breach of a material provision of the License Agreement. DISTRIBUTOR may resume using the services of such Warehouse Provider provided that: (i) DISTRIBUTOR and/or Warehouse Provider is able to completely cure such breach within * days of DISTRIBUTOR's receipt of notice, (ii) MS has confirmed the breach has been cured to its satisfaction, and (iii) MS has agreed in writing to DISTRIBUTOR's continued use of the Warehouse Provider.

(5) DISTRIBUTOR shall require the Warehouse Provider to immediately return to DISTRIBUTOR all copies of the Licensed Product (including APM) in the Warehouse Provider's possession upon cancellation or expiration of the Warehouse Agreement.

(6) DISTRIBUTOR shall be fully responsible and liable to MS for the due and prompt fulfillment by Warehouse Provider of the applicable obligations and restrictions imposed by the DISTRIBUTOR and/or the Warehouse Agreement and hereby unconditionally and irrevocably guarantees the due and prompt fulfillment by the Warehouse Provider of such obligations and restrictions.

(7) DISTRIBUTOR shall defend, indemnify and hold harmless MS and its Suppliers from and against all damages (including attorneys' fees) of any kind in connection with the Warehouse Provider's use of the Licensed Product, including, without limitation, damages resulting from: (i) a breach of the terms of the Distributor Agreement and/or the Warehouse Agreement, or (ii) any and all unauthorized distribution of any portion of the Licensed Product by the Warehouse Provider.

(8) DISTRIBUTOR shall immediately cancel all Warehouse Agreement(s) upon the cancellation or expiration of the Distribution Agreement or the Customer License Agreement with the VW OEM. (9) Upon MS request, DISTRIBUTOR shall provide a copy of such Warehouse Agreement to MS at the address in the Notices section of the Addresses Schedule. If the Warehouse Agreement is not in the English language, DISTRIBUTOR shall also provide an accurate and complete English translation of such Warehouse Agreement. (10) DISTRIBUTOR shall promptly notify MS in writing of the cancellation, expiration or significant modification of the terms of the Warehouse Agreement.


                                       21
                                  CONFIDENTIAL
Microsoft OEM Distribution Agreement For Software Products For Embedded Systems #* dated October 1, 2005 between MS and BSQUARE CORPORATION

* Confidential Treatment Requested